                                                                    EXHIBIT 4.05

                               CMD TECHNOLOGY INC.

                             1991 STOCK OPTION PLAN

1.   ESTABLISHMENT OF THE PLAN

     (a) PURPOSES. The CMD Technology Inc. 1991 Stock Option Plan (the "Plan") is hereby established to advance the interests of CMD Technology Inc., a California corporation (the "Company"), and its shareholders by enhancing the ability of the Company to attract and retain in its employ persons of training, experience and ability, and to furnish additional incentives to officers, directors, employees, consultants and other persons who provide services to the Company upon whose judgment, initiative and effort the successful conduct and development of the business of the Company largely depends.

     (b) TYPES OF STOCK OPTIONS. To accomplish these purposes, the Company is authorized under this Plan to:

          (i) grant stock options that qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); and

          (ii) grant stock options that do not qualify as Incentive Stock Options ("Nonqualified Stock Options").

     Unless the context clearly indicates otherwise, the term "Option" shall mean an option to purchase Common Stock of the Company and shall include both Incentive Stock Options and Nonqualified Stock Options.

2.   SHARES OF COMMON STOCK SUBJECT TO THE PLAN

     Subject to adjustment pursuant to the provisions of Section 8 hereof, an aggregate of 800,000 shares of the Company's Common Stock ("Common Stock") may be issued pursuant to options granted under this Plan. Such shares may be either authorized and unissued shares of Common Stock or shares of Common Stock issued and thereafter repurchased by the Company. If any Option expires or terminates without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option shall again be available for issuance pursuant to the Plan.

3.   ADMINISTRATION OF THE PLAN

     (a) COMMITTEE. The Plan shall be administered by the Board of Directors of the Company (the "Board") and/or by a committee composed of at least two directors (the "Committee") appointed from time to time by the Board. As hereinafter used in this Plan, the term "Committee" shall refer to the Board if no Committee is then designated.

     (b) POWERS OF COMMITTEE. Subject to the express provisions of the Plan and such terms and conditions as may be prescribed by the Board, the Committee shall have authority in its discretion to determine from among eligible persons those to whom and the time or times at which Options may be granted, the number of shares subject to each Option, whether each Option shall be an Incentive Stock Option or a Nonqualified Stock Option or a combination of both, the period for the exercise of each Option, all other terms and conditions of each Option, and in general to grant Options. Subject to the express provisions of the Plan, and such terms and conditions as may be prescribed by the Board, the Committee shall also have authority to construe and interpret the Plan, the terms of each Option granted under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in the administration of the Plan. Minutes shall be kept of all meetings of the Committee and all actions taken by the Committee without a meeting shall be evidenced by written consents.

4.   ELIGIBILITY

     (a) INCENTIVE STOCK OPTIONS. Only employees of the Company or of any present or future parent or subsidiary corporation of the Company shall be eligible to receive Incentive Stock Options under the Plan. Subject to the foregoing, the aggregate fair market value (determined as of the time the Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under this Plan and all other plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000.

     (b) NONQUALIFIED STOCK OPTIONS. Employees, directors and officers (whether or not employees), consultants and other service providers of the Company or of any present or future parent or subsidiary corporation of the Company shall be eligible to receive Nonqualified Stock Options under the Plan.

     (c) TEN PERCENT SHAREHOLDERS. Options may not be granted under this Plan to any person who, at the time of proposed grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Shareholder"), unless the purchase price per share of stock subject to such Option is at least 110% of the fair market value of such shares on the date such Option is granted, as provided in Section 6(c) hereof.

5.   STOCK OPTION AGREEMENTS

     Options granted pursuant to the Plan shall be evidenced by written agreements (which need not be identical) in such form as the Committee shall from time to time establish. Each Option agreement shall specify the number of shares for which the Option is granted, the purchase price per share and, subject to the express provisions of the Plan, such other terms and conditions as the Committee in its discretion shall determine. Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Incentive Stock Options as "incentive stock options" under Section 422 of the Code.

6.   EXERCISE PRICE

     (a) INCENTIVE STOCK OPTIONS. The purchase price per share (the "Exercise Price") of the shares subject to each Incentive Stock Option shall be set by the Committee; provided, however, that the Exercise Price shall not be less than 100% of the fair market value of such shares on the date such Incentive Stock Option is granted.

     (b) NONQUALIFIED STOCK OPTIONS. The Exercise Price of the shares subject to each Nonqualified Stock Option shall be set by the Committee; provided, however, that the Exercise Price shall not be less than 100% of the fair market value of such shares on the date such Nonqualified Stock Option is granted.

     (c) TEN PERCENT SHAREHOLDERS. The Exercise Price of the shares subject to any Option granted to a Ten Percent Shareholder shall not be less than 110% of the fair market value of such shares on the date such Option is granted.

     (d) FAIR MARKET VALUE. For the purpose of this Plan, "fair market value" of a share of Common Stock on a specified date shall be determined by the Committee. If the shares of Common Stock on a specified date are publicly traded, the "fair market value" as of such date shall be the closing price of a share of Common Stock on the principal exchange on which shares of the Company's Common Stock are listed on such date, or if, shares were not traded on such date, then on the next preceding day during which a sale occurred; or, if the shares are not so listed but are traded in the over-the-counter market, the closing sale price in the NASDAQ National Market System or the average of the closing bid and asked prices on such date as reported by NASDAQ or similar entity, or if none of the above is applicable, the value of a share as established solely by the Committee for such date using any reasonable method of evaluation.

7.   OTHER TERMS AND CONDITIONS

     (a) PAYMENT OF EXERCISE PRICE. Each Option agreement shall state the form of consideration and method of payment for the shares subject to such agreement, and may include cash, the purchaser's personal check, promissory notes, shares of Common Stock of the Company owned by the optionee, any other legal consideration acceptable to the Committee, or by any combination of the foregoing. Any shares of Common Stock of the Company tendered to the Company in payment or partial payment of the Exercise Price shall be valued at their fair market value (determined in accordance with Section 6(d) hereof) on the date of exercise of the Option.

     (b) TERM OF OPTIONS. Options may be exercisable for a term of not more than ten (10) years after the date of grant thereof, as shall be specified in each Option agreement: provided, however, that an Incentive Stock Option granted to a Ten Percent Shareholder may not have a term of more than five (5) years from the date of grant of such Option.

     (c) VESTING OF OPTIONS. Each Option shall vest (i.e., become exercisable) in one or more installments as shall be specified in each Option agreement at the time of grant; provided, however, that all Options granted under the Plan shall vest at a rate of at least 20% per year of the number of shares of Common Stock subject to such Options and shall be fully vested no later than five (5) years after the date of grant.

     (d) NON-TRANSFERABILITY. No Option shall be transferable or assignable otherwise than by will or by the laws of descent and distribution. During the lifetime of the optionee, the Option shall be exercisable only by such optionee.

     (e) ADDITIONAL TERMS AND CONDITIONS. The Committee may impose such additional terms and conditions upon the grant of any Option that are not inconsistent with the terms of the Plan, as the Committee in its discretion shall determine.

8.   ADJUSTMENTS UPON CHANGES IN STOCK AND OTHER EVENTS

     (a) In the event that the shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company or of another corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, stock split-up or stock dividend, or otherwise, (i) the aggregate number and kind of shares subject to the Plan shall be adjusted appropriately: and (ii) rights under outstanding Options granted under the Plan, both as to the number of shares and the Exercise Price, shall be adjusted appropriately.

     (b) In the event of dissolution or liquidation of the Company, or any merger, consolidation, acquisition of property or stock, separation or reorganization in which the Company is not the surviving corporation, each outstanding Option shall terminate upon the effective date of such event unless the surviving corporation assumes the outstanding Options or replaces them with new options of comparable value in accordance with the provisions of Section 425(x) of the Code; provided, however, that should the surviving corporation not assume or replace the outstanding Options under the Plan, each optionee shall have the right, immediately prior to the effective date of such dissolution, liquidation, merger, consolidation, acquisition of property or stock, separation or reorganization, to exercise the balance of his or her outstanding Options in full, without regard to any vesting provisions.

     (c) The foregoing adjustments and the manner of application of the foregoing provisions of this Section 8 shall be determined by the Committee (which may provide for the elimination of fractional share interests) and shall be final and binding upon all optionees, the Company and all interested persons.

9.   CONDITIONS TO ISSUANCE OF STOCK

     The Company shall not be required to issue or deliver any certificate for shares of stock purchased upon the exercise of an Option, or any portion thereof, prior to the completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall in its sole discretion deem necessary or advisable.

10.  RIGHTS AS SHAREHOLDER

     A person to whom an Option has been granted shall have no rights or privileges as a shareholder with respect to any shares covered by such Option until certificates representing such shares have been issued by the Company.

11.  OTHER COMPENSATION PLANS

     The adoption of this Plan shall not affect any other stock option or incentive or other compensation plan in effect for the Company or any parent or subsidiary of the Company, nor shall the Plan preclude the Company from establishing any other forms of incentive or compensation plans or arrangements for employees, officers, directors, consultants or service providers of the Company or any parent or subsidiary of the Company.

12.  EFFECTIVE DATE AND DURATION OF PLAN

     The Plan shall become effective upon the earlier of either its adoption by the Board or its approval by the shareholders of the Company. However, unless the Plan is approved by the shareholders of the Company within twelve (12) months before or after the date of the Board's adoption of the Plan, the Plan and all Options granted hereunder shall be cancelled. No Option may be exercised prior to and unless such shareholder approval is obtained. Unless previously terminated by the Board, the Plan shall terminate ten (10) years after it becomes effective, and no Option may be granted under the Plan thereafter, but such termination shall not affect any Option granted prior to such date.

13.  TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

     The Board of Directors may at any time terminate, and may at any time and from time to time and in any respect amend or modify the Plan; provided, however, that the Board may not, without the approval of the shareholders of the Company (i) increase the aggregate number of shares subject to the Plan except as contemplated in Section 8 hereof, or (ii) materially modify the standards of eligibility to receive Options under the Plan. Neither the termination, amendment or modification of the Plan shall, without the consent of the holder of an Option, alter or impair any rights or obligations under any Option granted prior to the date of termination, amendment or modification.


                           ---------------------------


     Date adopted by the Board of Directors: March 25, 1991

     Date approved by the shareholders: March 25, 1991

                               CID TECHNOLOGY INC.

                        INCENTIVE STOCK OPTION AGREEMENT

                   (Granted under the 1991 Stock Option Plan)

     This Incentive Stock Option Agreement (the "Agreement") is entered into as of , 19-_, by and between CMD Technology Inc., a California corporation (the "Company") and (the "Optionee") pursuant to the CMD Technology Inc. 1991 Stock Option Plan (the "Plan").

1. GRANT OF OPTION. The Company hereby grants to Optionee an option (the "Option") to purchase all or any portion of a total of ( ) shares (the "Shares") of the Common Stock of the Company at a purchase price of ($ ) per share (the "Exercise Price"), subject to the terms and conditions set forth herein. This Option is intended to qualify as an "incentive stock option" as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). As used in this Agreement, the term "Committee" shall refer to the committee of the Board of Directors of the Company appointed to administer the Plan, and if no such committee has been appointed, the term Committee shall mean the Board of Directors.

2. VESTING OF OPTION. The right to exercise this Option shall vest in installments, and this Option shall be exercisable from time to time in whole or in part as to any vested installment, as follows:

                                                   THIS OPTION SHALL BE
              ON OR AFTER:                          EXERCISABLE AS TO:
              -----------                           ------------------
     (i)   _______________, 19__:                        ____________ shares
     (ii)  _______________, 19__:          an additional ____________ shares
     (iii) _______________, 19__:          an additional ____________ shares
     (iv)  _______________, 19__:          an additional ____________ shares

No additional shares shall vest after the date of termination of Optionee's "Continuous Employment" (as defined in Section 3 below), but this Option shall continue to be exercisable until the termination of this Agreement, in accordance with Section 3 hereof, with respect to that number of shares that have vested as of the date of termination of Optionee's Continuous Employment.

3. TERM OF OPTION. Optionee's right to exercise this Option shall terminate upon the first to occur of the following:

     (a) the expiration of ten (10) years from the date of this Agreement;

     (b) the expiration of one (1) year from the date Optionee's "Continuous Employment" (as defined below) is terminated if such termination is due to permanent disability of the Optionee (as defined in Section 22(e)(3) of the Code);

     (c) the expiration of one (1) year from the date Optionee's Continuous Employment is terminated if such termination is due to the Optionee's death;

     (d) the expiration of three (3) months from the date Optionee's Continuous Employment is terminated if such termination occurs for any reason other than permanent disability, death or voluntary resignation; or

     (e) the expiration of one (1) month from the date Optionee's Continuous Employment is terminated if such termination occurs due to voluntary resignation.

     As used herein, the term "Continuous Employment" means employment by the Company or any subsidiary of the Company which is uninterrupted except for vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Code), or leaves of absence which are approved in writing by the Company or a subsidiary of the Company, if applicable. A transfer by the Optionee, without an intervening period, between the Company and a subsidiary of the Company, or between subsidiaries, shall not be considered a termination of Continuous Employment.

4. EXERCISE OF OPTION. On or after the vesting of any portion of this option in accordance with Section 2 above, and until termination of this Option in accordance with Section 3 above, the portion of this Option which has vested may be exercised in whole or in part by the Optionee (or, after his or her death, by the person designated in Section 5 below) by , delivery of the following to the Company at its principal executive offices:

     (a) a written notice of exercise which identifies this Agreement and states the number of Shares (which may not be less than 100, or all of the Shares if less than 100 Shares then remain covered by this Option) then being purchased (but no fractional Shares may be purchased);

     (b) a check or cash in the amount of the Exercise Price (or payment of the Exercise Price in such other form of lawful consideration as the Committee may approve from time to time under the provisions of Section 7(a) of the Plan;

     (c) a check or cash in the amount reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Optionee in connection with the exercise, in whole or in part, of the Option (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee's wages, bonus or other income paid to Optionee by the Company or its subsidiaries, provided such arrangements satisfy the requirements of applicable tax laws); and

     (d) a letter, if requested by the Company, in such form and substance as the Company may require, setting forth the investment intent of the Optionee, or person designated in Section 5 below, as the case may be.

5. DEATH OF OPTIONEE: NO ASSIGNMENT. The rights of the Optionee under this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by such Optionee. Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Option in contravention of this Agreement or the Plan shall be void and shall have no effect. If the Optionee should die while he or she is employed by the Company or a subsidiary of the Company, and provided Optionee's rights hereunder shall have vested pursuant to
Section 2 hereof, Optionee's legal representative, his or her legatee, or the person who acquired the right to exercise this Option by reason of the death of the Optionee (individually, a "Successor") shall succeed to the Optionee's rights and obligations under this Agreement. After the death of the Optionee, only a Successor may exercise this Option.

6.   REPRESENTATIONS AND WARRANTIES OF OPTIONEE.

     (a) Optionee represents and warrants that this Option is being acquired by Optionee for his or her personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

     (b) Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Common Stock under the Securities Act of 1933, as amended (the "Act"), on the basis of certain exemptions from such registration requirement. Accordingly, Optionee agrees that his or her exercise of the Option may be expressly conditioned upon his or her delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Optionee that the certificates evidencing the Shares may bear a legend indicating such non-registration under the Act and the resulting restrictions on transfer. Optionee acknowledges that, because Shares received upon exercise of an Option may be unregistered, Optionee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Act or an exemption from such registration is available.

     (c) Optionee acknowledges receipt of a copy of the Plan and understands that all rights and liabilities connected with this Option are set forth herein and in the Plan.

7. LIMITATION OF COMPANY'S LIABILITY FOR NONISSUANCE. During the term of the Plan, the Company agrees at all times to reserve and keep available, and to use its reasonable best efforts to obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell, such number of shares of its Common Stock as shall be sufficient to satisfy its obligations hereunder and the requirements of the Plan. Inability of the Company to obtain, from any regulatory body having jurisdiction, authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares of its Common Stock hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

8.   COMPANY'S REPURCHASE RIGHT.

     (a) The Company shall have the right (but not the obligation) to repurchase (the "Repurchase Right") any or all of the Shares acquired pursuant to the exercise of this Option in the event that the Optionee's Continuous Employment (as defined in Section 3 above) should terminate for any reason whatsoever, including without limitation Optionee's death, disability, voluntary resignation or termination by the Company with or without cause. Upon exercise of the Repurchase Right, the Optionee shall be obligated to sell his or her Shares to the Company, as provided in this Section 8. The Repurchase Right may be exercised by the Company or its nominee(s) at any time during the period commencing on the date of termination of Optionee's Continuous Employment and ending sixty (60) days after the last to occur of the following:

         (i) the termination of Optionee's Continuous Employment;

         (ii) the expiration of Optionee's right to exercise this Option pursuant to Section 3 hereof; or

         (iii) in the event of Optionee's death, receipt by the Company of notice of the identity and address of Optionee's Successor (as defined in Section 5 hereof).

     (b) The purchase price for Shares repurchased hereunder (the "Repurchase Price") shall be the fair market value per share of Common Stock (determined in accordance with Section 6(d) of the Plan) as of the date of termination of Optionee's Continuous Employment or the Exercise Price stated in Section 1 hereof, whichever is higher.

     (c) written notice of exercise of the Repurchase Right, stating the number of Shares to be repurchased and the Repurchase Price per Share, shall be given by the Company or its nominee(s) to the Optionee or his or her Successor, as the case may be, during the period specified in Section 8(a) above.

     (d) The Repurchase Price shall be payable, at the option of the Company or its nominee(s), by check or by cancellation of all or a portion of any outstanding indebtedness of Optionee to the Company or such nominee(s), or by any combination thereof. The Repurchase Price shall be paid without interest within fifteen (15) days after delivery of the notice of exercise of the Repurchase Right, against delivery by the Optionee or his or her Successor of a certificate or certificate representing the Shares to be repurchased, duly endorsed for transfer to the Company or its nominee(s), as the case may be.

     (e) The rights provided the Company and its nominee(s) under this Section 8 shall terminate at such time as the Company becomes obligated to file periodic reports with the Securities and Exchange Commission pursuant to either Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended.

9.   RIGHT OF FIRST REFUSAL.

     (a) Subject to the provisions of Section 8 above, the Shares acquired pursuant to the exercise of this Option may be sold by the Optionee only in compliance with the provisions of this Section 9. Prior to any intended sale, Optionee shall first give written notice (the "Notice") to the Company specifying (i) his or her bona fide intention to sell or otherwise transfer such Shares, (ii) the name and address of the proposed purchaser, (iii) the number of Shares Optionee proposes to sell (the "Offered Shares"), (iv) the price for which he or she proposes to sell the Offered Shares, and (v) all other material terms and conditions of the proposed sale.

     (b) Within 45 days after delivery of the Notice, the Company or its nominee(s) may elect to purchase all or any portion of the Offered Shares at the price and on the terms and conditions set forth in the Notice by delivery of written notice to the Optionee specifying the number of Offered Shares which the Company or its nominees elect to purchase. Within 15 days after delivery of such notice to the Optionee, the Company and/or its nominee(s) shall deliver to the Optionee a check in the amount of the purchase price of the Offered Shares to be purchased pursuant to this Section 9, against delivery by the Optionee of a certificate or certificates representing the Offered Shares to be purchased, duly endorsed for transfer to the Company or such nominee(s), as the case may be. If the Company and/or its nominee(s) do not elect to purchase all of the Offered Shares, the Optionee shall be entitled to sell the balance of the Offered Shares to the purchaser named in the Notice at the price specified in the Notice or at a higher price and on the terms and conditions set forth in the Notice, provided, however, that such sale or other transfer must be consummated within 60 days after delivery of the Notice and any proposed sale after such 60-day period may be made only by again complying with the procedures set forth in this Section 9.

     (c) Notwithstanding any other provision of this Section 9, the Optionee may not transfer Shares to more than one (1) purchaser (other than the Company and its nominees) without the Company's prior written consent. Furthermore, if the Company is an electing small business corporation under Subchapter S of the Internal Revenue Code of 1986, as amended, at the time Optionee seeks to transfer his or her Shares, no transfer shall be effective unless the transferee covenants to comply with any rules and regulations of the Internal Revenue Service then in effect relating to the Company's Subchapter S election and to take no action which will jeopardize such election. Further, Optionee agrees that he or she will not transfer or attempt to transfer any Shares to any transferee whose ownership of the Shares would automatically invalidate the Company's Subchapter S election. Such a sale or transfer shall be void and ineffectual.

     (d) Any Successor of Optionee pursuant to Section 5 hereof, and any transferee of the Shares pursuant to this Section 9, shall hold the Shares subject to the provisions of Sections 8 and 9 hereof.

     (e) The rights provided the Company and its nominee(s) under this Section 9 shall terminate at such time as the Company becomes obligated to file periodic reports with the securities and Exchange Commission pursuant to either Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended.

10.  RIGHT TO PURCHASE SHARES UPON DIVORCE OF OPTIONEE.

     (a) If the Optionee gets divorced and the spouse of the Optionee is awarded the Shares or any interest therein as a result of the property settlement agreement or otherwise (the "Affected Shares"), the Company (or its nominee(s)) and the Optionee shall have the right to purchase any or all of the Affected shares in accordance with this Section 10. The purchase price per share for such Affected Shares shall be the fair market value per share of Common Stock (determined in accordance with Section 6(d) of the Plan) as of the Date of Divorce or the Exercise Price stated in Section 1 hereof, whichever price is higher. For purposes of this Agreement, the "Date of Divorce" shall be-deemed to be the date that a final judgment of dissolution of marriage has been entered in the dissolution proceeding. The right to purchase the Affected Shares may be exercised at any time during the period commencing on the Date of Divorce and ending on the day that is sixty (60) days after the Company receives written notice of the Date of Divorce pursuant to the first sentence of Section 10(b) hereof.

     (b) The Optionee shall give written notice to the Secretary of the Company immediately after a final judgment of dissolution of marriage has been entered, which notice shall state the date the final judgment was entered, the number of Affected Shares and the name and address of the Optionee's former spouse. The Secretary of the Company shall thereafter give prompt notice in writing to the Optionee and the Optionee's former spouse stating the price per share at which such Affected Shares may be purchased as provided in Section 10(a) hereof. The Optionee may, within thirty (30) days after receipt of such notice, deliver a written notice to the Secretary of the Company stating the number of Affected Shares he or she elects to purchase. Prior to the expiration of the time period specified in Section 10(a), the Secretary of-the Company shall notify the Optionee and his or her former spouse in writing of the number of Affected Shares that the Company (or its nominee(s)) and the Optionee have elected to purchase and the purchase price to be paid therefor determined in accordance with Section 10(a). If the number of Shares the Company (or its nominee(s)) and the Optionee wish to purchase is more than the number of Affected Shares, such Affected Shares shall be allocated in the following order of priority: (i) first to the Optionee, and (ii) the balance, if any, to the Company (or its nominee(s)).

     (c) As soon as practicable after receipt of such notice from the Secretary of the Company, the former spouse of the optionee shall deliver, at the offices of the Company, certificates representing the number of Affected Shares to be purchased, duly endorsed in form legally sufficient to transfer title to the Company (or its nominee(s)) and/or the Optionee, as the case may be. Payment of the purchase price for the Affected Shares to be purchased must be made in full in cash or by check at the offices of the Company within thirty (30) days after the certificates have been delivered. Failure to pay for the shares within such time period shall, to the extent payment has not been made, release the former spouse of the Optionee from the obligation to sell the Affected Shares pursuant to this Section 10.

     (d) The rights provided the Company (and its nominee(s)) and the optionee under this Section 10 shall terminate at such time as the Company becomes obligated to file periodic reports with the Securities and Exchange Commission pursuant to either Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended.

11. RESTRICTIVE LEGENDS. Optionee hereby acknowledges that federal securities laws and the securities laws of the state in which he or she resides may require the placement of certain restrictive legends upon the Shares issued upon exercise of this Option, and Optionee hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may deem necessary. In addition, all stock certificates evidencing the Shares shall be imprinted with a legend substantially as follows:

     "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, REPURCHASE RIGHTS AND A RIGHT OF FIRST REFUSAL IN FAVOR OF CMD TECHNOLOGY INC. AND/OR ITS NOMINEE(S), AS SET FORTH IN A STOCK OPTION AGREEMENT DATED , 19-. TRANSFER OF THESE SHARES MAY BE MADE ONLY IN COMPLIANCE WITH THE PROVISIONS OF SAID AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF SAID CORPORATION. SUCH TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES."


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

12. ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE. In the event of any changes in the number of outstanding shares of Common Stock of the Company resulting from a recapitalization, stock split, stock dividend or other changes in the corporate structure, appropriate adjustment shall be made to the number of Shares subject to this Option and to the Exercise Price per share, in accordance with the provisions of Section 8 of the Plan.

13. NO EMPLOYMENT CONTRACT~ CREATED. Neither the granting of this Option nor the exercise hereof shall be construed as granting to the Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will the Optionee's employment with it any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved.

14. RIGHTS AS SHAREHOLDER. The Optionee (or transferee of this option by will or by the laws of descent and distribution) shall have no rights as a shareholder with respect to any Shares covered by this option until the date of the issuance of a stock certificate or certificates to him or her for such Shares, notwithstanding the exercise of this Option.

15. NO OBLIGATION TO EXERCISE OPTION. The Optionee is under no obligation to exercise this Option.

16. INTERPRETATION. This Option is granted pursuant to the terms of the CMD Technology Inc. 1991 Stock Option Plan, and shall in all respects be interpreted in accordance therewith. The Committee shall interpret and construe this Option, and its decision shall be conclusive upon any question arising hereunder.

17. NOTICES. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, and addressed, if to the Company, at its principal place of business, Attention: the Secretary, and if to the Optionee, at his or her most recent address as shown in the employment or stock records of the Company.

18. GOVERNING LAW. The validity, construction, interpretation, and effect of this Option shall be governed by and determined in accordance with the laws of the State of California.

19. SEVERABILITY. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

21. CALIFORNIA CORPORATE SECURITIES LAW. The sale of the shares that are the subject of this Agreement has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such shares or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful, unless the sale of such shares is exempt from such qualification by Section 25100, 25102 or 25105 of the California Corporate

Securities Law of 1968, as amended. The rights of all parties to this Agreement are expressly conditioned upon such qualification being obtained, unless the sale is so exempt.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   CMD TECHNOLOGY INC.

                                   By:__________________________________________

                                   Title:_______________________________________


     The Optionee hereby accepts this option subject to all the terms and provisions hereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan. The Optionee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him any taxes required to be withheld by federal, state or local law as a result of the exercise of this Option.


                                                "OPTIONEE"

                                    _______________________________________
                                                (Signature)

                                    _______________________________________
                                            (Type or print name)

                                CONSENT OF SPOUSE

     I acknowledge that I have read the foregoing Incentive Stock Option Agreement (the "Agreement") and that I know its contents. I am aware that by its provisions, my spouse agrees, among other things, to a right of first refusal, to the granting of rights to purchase and to the imposition of certain restrictions on the transfer of the shares of CMD TECHNOLOGY INC., a California corporation, which my spouse acquires upon exercise of such option (the "Shares") including my community interest therein (if any), which rights and restrictions may survive my spouse's death. I hereby consent to such rights and restrictions, approve of the provisions of the Agreement, and agree that I will bequeath any interest which I may have in said Shares or any of them, including my community interest, if any, or permit any such interest to be purchased, in a manner consistent with the provisions of the Agreement. I direct that any residuary clause in my Will shall not be deemed to apply to my community interest (if any) in such Shares except to the extent consistent with the provisions of the Agreement.

     I further agree that in the event of a dissolution of the marriage between me and my spouse, in connection with which I secure or am awarded the Shares or any interest therein through property settlement agreement or otherwise, I shall receive and hold said Shares subject to all the provisions and restrictions contained in the foregoing Agreement, including any option of my spouse or the Company to purchase such Shares or interest from me.

     I also acknowledge that I have been advised to obtain independent counsel to represent my interests with respect to the Agreement but that I have declined to do so and I hereby expressly waive my right to such independent counsel.

Date: _________________, 199_         _________________________________________
                                      (Signature of Spouse of Optionee)

                                      _________________________________________
                                      (Type or print name)












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